UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2018 (February 8, 2018)

IQVIA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Wooster Heights Road,

Danbury, Connecticut 06810

And

4820 Emperor Blvd.

Durham, North Carolina 27703

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 448-4600 and (919) 998-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Eric Sherbet as Executive Vice President and General Counsel of the Company; retirement of Mr. Erlinger as Executive Vice President, General Counsel and Secretary

On February 8, 2018, IQVIA Holdings Inc. (the “Company”) announced the appointment of Eric Sherbet as Executive Vice President and General Counsel of the Company, effective March 1, 2018. Mr. Sherbet brings more than 25 years of relevant experience to his new role. He most recently served as General Counsel and Secretary at Patheon N.V., where he oversaw the company’s initial public offering and its recent acquisition by Thermo Fisher. Prior to joining Patheon, he was General Counsel and Corporate Secretary at InVentiv Health. He also previously served as Vice President, Deputy General Counsel and Corporate Secretary at Foster Wheeler AG and before that, as Vice President, Corporate and Securities Law and Secretary with Avaya, Inc. Mr. Sherbet began his career as an audit manager at KPMG. Mr. Sherbet earned his law degree from New York University of Law and received his bachelor’s degree in commerce/accounting from University of Virginia.

On this same date, the Company announced that James H. Erlinger III, Executive Vice President, General Counsel and Secretary of the Company, will retire as an officer and employee of the Company effective February 28, 2018.

In connection with his retirement, Mr. Erlinger will receive the benefits provided under his employment agreement with the Company and the severance plan adopted by Quintiles Transnational Holdings Inc. in 2015, each as described in the Company’s most recent proxy statement filed on February 22, 2017, in accordance with their respective terms. In addition, in exchange for Mr. Erlinger’s agreement to provide consulting services to the Company following his employment termination through September 30, 2018, the Company agreed to fully accelerate the vesting of awards of stock appreciation rights and performance shares granted to Mr. Erlinger in 2017, with performance shares vesting at target.

Under the terms of Mr. Erlinger’s employment agreement with the Company, he is subject to noncompetition and nonsolicitation covenants for a period of 12 months following the termination of his employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2018	QUINTILES IMS HOLDINGS, INC.

	By:	/s/ James H. Erlinger III
		Name:	James H. Erlinger III
		Title:	Executive Vice President, General Counsel and Secretary